UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2019

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-55497	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

____________________________________________________

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 25, 2019 (the “Issuance Date”), Duos Technologies Group, Inc., a Florida corporation (the “Company”) issued to two accredited investors (the “Investor”), promissory notes in the aggregate principal amount of $1,000,000 the  (each a “Note,” collectively, the “Notes”) and warrants (the “Warrants”) to purchase an aggregate of 625,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The Notes accrue interest at a rate of 3% per annum and mature on June 25, 2020 (the “Maturity Date”).  The Notes may be prepaid at any time prior to Maturity Date without penalty.

The Notes contain customary events of default (each an “Event of Default”). If an Event of Default occurs, the outstanding principal amount of the Notes, plus accrued but unpaid interest and fees, will become at the Investor’s election, immediately due and payable in cash.  Additionally, upon a failure to pay the outstanding principal amount and interest due on the Notes upon the Maturity Date, for every thirty (30) calendar days that the Company fails to pay such amounts following the Maturity Date, the Company shall issue to the Investors common stock purchase warrants permitting the Investors to purchase one hundred twenty five thousand (125,000) shares of common stock of the Borrower at a price per share of $0.55.  In the event of a failure to pay for any partial month, the number of additional common stock purchase warrants issuable shall be proportionately reduced. Any amount of principal or interest on the Notes which is not paid when due shall bear interest at the rate of sixteen percent (16%) per annum and compounded monthly from the date which is twelve (12) months from the Issuance Date until the same is paid.

Beginning on the date which is twelve (12) months from the Issuance Date, the Company shall remit the proceeds of any financing occurring after such date to the Investors to pay down any outstanding principal or interest up to the amounts then owing.  If any amount of principal or interest on the Note remains outstanding on or after the date which is twelve (12) months from the Issuance Date, upon the request of the Investors, the Borrower shall cause the number of directors constituting its Board of Directors (the “Board”) to be increased by one director and the Investors shall have the exclusive right, voting separately as a class, to elect the director to fill such newly created directorship.

The Warrants may be exercised at any time on or after the Issuance Date  until 5:00 p.m., E.D.T. on the five (5) year anniversary of the Issuance Date (the “Expiration Date”). The Warrants are exercisable at a price of $0.55 per share, subject to adjustment as further described in the Warrant(the “Exercise Price”).

Item 2.03 of this Current Report on Form 8-K contains only a brief description of the material terms of the Notes and the Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Note and the Warrants the forms of which are attached as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The applicable information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Notes and Warrants were not registered under the Securities Act but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01.

Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Promissory Note, dated September 25, 2019
10.2	Form of Common Stock Purchase Warrant, dated September 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: September 27, 2019	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer

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